SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by Rule
           14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

                    William T. Hart - Attorney for Registrant
             ----------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ----------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

         ----------------------------------------------------------------

    2) Form, Schedule or Registration No.:

         ----------------------------------------------------------------

    3) Filing Party:

         ----------------------------------------------------------------

    4) Date Filed:

         ----------------------------------------------------------------

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                                61A Fawcett Road
                       Coquitlam, British Columbia, Canada
                                     V3K 6V2
                                 (888) 955-8883

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY __, 2004

To the Shareholders:

    Notice is hereby given that the annual meeting of the shareholders of Luna Technologies International, Inc. (the "Company") will be held at 61A Fawcett Road, Coquitlam, British Columbia, Canada on February __, 2004, at 10:00 A.M., for the following purposes:

    (1) to elect the directors who shall constitute the Company's Board of Directors for the ensuing year;

(2) to approve the issuance of 1,250,000 shares of common stock to Inject a Light Corporation in consideration for the assignment of patent rights and related technology to the Company.

(3) to ratify the appointment of Labonte & Co. as the Company's independent accountants for the fiscal year ending December 31, 2003;

     to transact such other business as may properly come before the meeting.

    January __, 2004 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of January __, 2004, there were 6,577,836 issued and outstanding shares of the Company's common stock.

                                       LUNA TECHNOLOGIES INTERNATIONAL, INC.

January __, 2004                       By  /s/ Kimberly Landry
                                          -----------------------------------
                                                   President



      PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD,
                    AND SIGN, DATE AND RETURN THE PROXY CARD.

 TO SAVE THE COST OF FURTHER SOLICITATION, PLEASE MAIL YOUR PROXY CARD PROMPTLY

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                                61A Fawcett Road
                       Coquitlam, British Columbia, Canda
                                     V3K 6V2
                                 (888) 955-8883

                                 PROXY STATEMENT

     The accompanying proxy is solicited by the Company's directors for voting at the annual meeting of shareholders to be held on February __, 2004, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about January __, 2004.

    There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy is required to elect directors. Cumulative voting in the election of directors is not permitted. The adoption of any other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

     Shares of the Company's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the annual meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

    The following table sets forth, as of December 31, 2003, information with respect to the shareholdings of (i) each person owning beneficially 5% or more of the Company's common stock (ii) each officer and director of the Company and
(iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

                                       Shares of
Name and Address                    Common Stock (1)          Percent of Class
----------------                    ----------------        --------------------

Kimberly Landry                         1,930,000                   29%
1653 Plateau Crescent
Coquitlam, British Columbia
Canada V3B 3E3

Douglas Sinclair                            1,000 (2)                 *
1653 Plateau Crescent
Coquitlam, British Columbia
Canada V3B 3E3

Brian Fiddler                              78,000                    1%
61A Fawcett Road
Coquitlam, British Columbia
Canada  V3K 6V2

                                    Shares of
Name and Address                    Common Stock             Percent of Class
----------------                   -------------           --------------------

Robert H. Humber                       790,000                     12%
130581/239th Ave., N.E
Seattle, WA  98125-4614

William Donovan                        438,000                      7%
37 Saratoga Drive
Dartmouth, Nova Scotia
Canada  B2X 5P9

All Officers and Directors           2,799,000                     43%
  as a Group (4 persons)

*   Less than 1%

(1) Excludes shares issuable upon the exercise of options or warrants held by the following persons:

                                                Shares Issuable Upon Exercise of
           Name                                 Options or Warrants Exercisable

        Kimberly Landry                                         -
        Douglas Sinclair                                        -
        Brian Fiddler                                     100,000
        Robert H. Humber                                        -
        William Donovan                                         -

(2) Mr. Sinclair is the common law husband of Ms. Landry. As a result, Mr. Sinclair may be deemed the beneficial owner of the shares owned by Ms. Landry.

ELECTION OF DIRECTORS

    Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the current directors listed below to serve as members of the board of directors until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

         Name              Age        Position with Company

     Kimberly Landry        37        President, Secretary and a Director
     Douglas Sinclair       54        Executive Vice President
     Brian Fiddler          42        Chief Financial Officer and a Director
     Robert H. Humber       58        Director

     Kimberly Landry has been the Company's President since September 1, 2001. Ms. Landry has been the Secretary of the Company, as well as a director since April 1999. Since December 1994 Ms. Landry has also been an officer and director of LTI.

      Douglas Sinclair has been the Company's Executive Vice President since September 1, 2001. Mr. Sinclair had been the Company's Chief Financial Officer from July 1, 2002 to January 2003. Mr. Sinclair has been the Chief Executive Officer of the Company's Canadian subsidiary since January 1, 2000. Between 1995 and October 1999 Mr. Sinclair provided consulting services to LTI in the areas of research, development and marketing. Prior to 1995 Mr. Sinclair was an independent consultant to companies engaged in developing, manufacturing and marketing photoluminescent products.

      Brian Fiddler is the Company's Chief Financial and Accounting Officer. Between November 2002 and January 2003 Mr. Fiddler was a consultant to the Company. In April 2003 Mr. Fiddler was appointed a director of the Company. Since 1992 Mr. Fiddler has had his own public accounting firm and has been a member of the Certified General Accountants Association of British Columbia.

      Robert H. Humber was the President of the Company between September 1, 2001 and April 1999. Mr. Humber has been a director of the Company since April 1999. Between July 1996 and November 1999 Mr. Humber was the president of LTI. Prior to July 1996 Mr. Humber worked with Douglas Sinclair and Kimberly Landry in developing photoluminescent products. For the past twenty-three years Mr. Humber has also been an independent investigator and security consultant providing services to law enforcement agencies and private industry.

      Mr. Sinclair is the common law husband of Ms. Landry.

      The Company's Board of Directors met four times during the year ending December 31, 2002. All of the Directors attended each of these meetings either in person or by telephone conference call. The Company does not have a compensation or audit committee.

      For purposes of electing directors at its annual meeting the Company does not have a nominating committee or a committee performing similar functions. The Company's board of directors does not believe a nominating committee is necessary since the Company only has three directors.

      Holders of the Company's common stock can send written communications to the Company's entire board of directors, or to one or more board members, by addressing the communication to "the Board of Directors" or to one or more directors, specifying the director or directors by name, and sending the communication to the Company's offices in British Columbia. Communications addressed to the Board of Directors as whole will be delivered to each board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

Executive Compensation

                          Annual Compensation            Long Term Compensation
                    -------------------------------     -----------------------
                                              Other        Re-
                                             Annual      stricted
Name and                                     Compen-      Stock         Options
Principal           Fiscal Salary   Bonus    sation       Awards        Granted
Position             Year    (1)      (2)     (3)          (4)             (5)
---------           ------ -------  ------  -------      ---------      -------

Kimberly Landry,    2002  $20,000     --       --            --            --
President since     2001  $32,667     --       --            --            --
September 1, 2001   2000  $36,000     --       --            --            --
and Secretary

Douglas Sinclair,   2002  $50,000     --       --            --            --
Executive Vice      2001  $40,000     --       --            --            --
President           2000  $40,000     --       --            --            --

(1) The dollar value of base salary (cash and non-cash) received. (2) The dollar value of bonus (cash and non-cash) received.
(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.
(4) Amounts reflect the value of the shares of the Company's common stock issued as compensation for services.

      The table below shows the number of shares of the Company's common stock owned by the officers listed above, and the value of such shares as of December 31, 2002.

      Name                         Shares                  Value
      ----                         ------                  ------

      Kimberly Landry            1,930,000                $579,000
      Douglas Sinclair               1,000                $    300

(5) The shares of common stock to be received upon the exercise of all stock options granted during the fiscal years shown in the table.

      The Company's Canadian subsidiary has an employment agreement with Kimberly Landry whereby the subsidiary has agreed to pay Ms. Landry a salary of $3,333 per month during the twelve-month period ending December 31, 2003.

      The Company's Canadian subsidiary has an employment agreement with Douglas Sinclair whereby the subsidiary has agreed to pay Mr. Sinclair a salary of $5,000 per month during the twelve-month period ending December 31, 2003.

Long Term Incentive Plans - Awards in Last Fiscal Year

    None.

Employee Pension, Profit Sharing or Other Retirement Plans

     Except as provided in the Company's employment agreements with its executive officers, the Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although the Company may adopt one or more of such plans in the future.

Compensation of Directors

      Standard Arrangements. At present the Company does not pay its directors for attending meetings of the Board of Directors, although the Company may adopt a director compensation policy in the future. The Company has no standard arrangement pursuant to which directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.

      Other Arrangements. During the year ended December 31, 2002, and except as disclosed elsewhere in this registration statement, no director of the Company received any form of compensation from the Company.

Stock Option and Bonus Plans

      The Company has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. A summary description of each Plan follows. In some cases these three Plans are collectively referred to as the "Plans". None of the plans have been approved by the Company's shareholders.

      Incentive Stock Option Plan. The Incentive Stock Option Plan authorizes the issuance of options to officers, directors and key employees of the Company for the purchase of shares of the Company's Common Stock.

      In order to qualify for incentive stock option treatment under the Internal Revenue Code, the following requirements must be complied with:

      1. Options granted pursuant to the Plan must be exercised no later than:

            (a) The expiration of thirty (30) days after the date on which an option holder's employment by the Company is terminated.

            (b) The expiration of one year after the date on which an option holder's employment by the Company is terminated, if such termination is due to the Employee's disability or death.

      2. In the event of an option holder's death while in the employ of the Company, his legatees or distributees may exercise (prior to the option's expiration) the option as to any of the shares not previously exercised.

      3. The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

      4. Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of the Company may not be exercisable by its terms after five years from the date of grant.

      5. The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning the Company's stock which represents more than 10% of the total combined voting power of all classes of stock).

      Non-Qualified Stock Option Plan. The Non-Qualified Stock Option Plan authorizes the issuance of options to purchase shares of the Company's Common Stock. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the par value of the Company's Common Stock on the date the option is granted.

      Options granted pursuant to the Plan not previously exercised terminate upon the date specified when the option was granted.

      Stock Bonus Plan. Shares of Common Stock may be granted under the Stock Bonus Plan to the Company's employees, directors, officers, consultants and advisors provided, however, that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Other Information Regarding the Plans. The Plans are administered by the Company's Board of Directors. The Board of Directors has the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

      In the discretion of the Board of Directors, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company. At the time an employee ceases working for the Company (or at the time a non-employee ceases to perform services for the Company), any shares or options not fully vested will be forfeited and cancelled. In the discretion of the Board of Directors payment for the shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Board of Directors.

      Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

      The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner it deems appropriate, provided that such amendment, termination or suspension cannot adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to the Plans except in the case of a reclassification of the Company's capital stock or a consolidation or merger of the Company; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

      The Plans are not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

      Summary.

      The following table shows the weighted average exercise price of the outstanding options granted pursuant to the Company's Incentive and Non-Qualified Stock Option Plans as of December 31, 2002, the Company's most recent fiscal year end. The Company's Incentive and Non-Qualified Stock Option Plans have not been approved by the Company's shareholders.

                                                           Number of Securities
                                                            Remaining Available
                          Number                           For Future Issuance
                       of Securities                           Under Equity
                       to be Issued   Weighted-Average      Compensation Plans
                      Upon Exercise    Exercise Price     (Excluding Securities
                     of Outstanding    of Outstanding         Reflected  in
Plan category         Options (a)        Options                Column (a))
-------------       ---------------   ----------------     --------------------

Incentive Stock
  Option Plan               --              --                   200,000
Non-Qualified
  StockOption Plan          --              --                   570,000

      The following sets forth certain information as of December 31, 2003, concerning the stock options and stock bonuses granted by the Company. Each option represents the right to purchase one share of the Company's common stock. All option and bonus shares were issued after December 31, 2002.

                                  Total        Shares                 Remaining
                                  Shares    Reserved for   Shares      Options/
                                 Reserved   Outstanding   Issued As     Shares
Name of Plan                    Under Plan    Options    Stock Bonus  Under Plan

Incentive Stock Option Plan       750,000           -         N/A      745,000
Non-Qualified Stock Option Plan 1,350,000     185,000         N/A      782,330
Stock Bonus Plan                1,000,000         N/A     200,000      800,000

Transactions with Related Parties

      In January 2001 the Company acquired from LTI, a corporation controlled by Kimberly Landry, office and production equipment, as well as the rights to certain tradenames used by the Company. In consideration for these assets the Company agreed to pay LTI $41,142 prior to June 30, 2001. The maturity date on this loan has been extended to January 1, 2004.

      In May 2001 the Company issued 350,000 shares of its common stock to Kimberly Landry, an officer and director of the Company, in payment of $137,072 advanced to the Company by Ms. Landry.

Proposal to Approve Issuance of Common Stock to INJECT A LIGHT CORPORATION

    The Company's shareholders are requested to approve the issuance of 1,250,000 shares of the Company's common stock to Inject a Light Corporation for the assignment of the patents and technology described below. Inject a Light Corporation is controlled by Kimberly Landry and Douglas Sinclair.

Emergency Pathmarking System

      In June 2003 Inject a Light Corporation agreed to assign to the Company the rights to a provisional patent application and proprietary technology which relate to a new emergency path marking system. In consideration for the assignment of these rights, the Company agreed to issue 750,000 shares of its common stock to Inject a Light.

      The path marking technology uses the Company's proprietary Lunaplast photoluminescent material to form words, symbols or path markings on a clear or nearly clear background. Lunaplast stores light from any external radiant energy source such as visible light, ultraviolet light, or infrared radiation and other illumination sources and then emits light which is visible for several days after all other illumination sources are extinguished.

      Many building codes and regulations for ships, vehicles, passenger transportation systems, mines and other spaces require path marking systems to show exit routes when normal lighting fails. To maximize the amount of light emitted from the sign or path marking, traditional photometric signs and path marking systems are designed with legends seen in silhouette against a photoluminescent background. Traditional path marking systems usually have backup power sources to ensure operation when power fails. However, all these systems suffer from the same disadvantages in that they are expensive to purchase, install and maintain. In addition, backup power sources can fail due to fire, battery failure or other causes.

      Effective emergency path markings must have conspicuous legends. Balancing this objective is the need for the signs and markings to not detract from the aesthetic features of the space when not in use. Conventional electrical emergency exit signs tend to be bulky and unattractive. During the past 10 years, electric exit signs with transparent backgrounds have developed. These signs, commonly called edge-lighted signs, require continuous electric light that illuminates the sign through its edge. Words or symbols are seen as masks or etchings that are applied to the sign face. Although these signs have high aesthetic appeal because their backgrounds do not detract from the architectural space, they nevertheless require a continuous electric light source with backup electrical supply.

      The Company's proprietary path marking technology combines the advantages of the edge-lit signs with the advantage of photoluminescent signs. A solution impregnated with Lunaplast is either poured or inserted in a cavity or a recess formed or carved in the shape of the required words, symbols, or path markings. This technique reduces the amount of photoluminescent pigment used, and hence the cost, by confining the luminance to the words, symbols or path markings and not the background as in traditional photoluminescent signs or path marking systems. The process of mixing Lunaplast in a liquid solution also increases the density of the photoluminescent pigment and the resulting light which is generated by the path marking system.

      The Company's path marking system is non invasive to the general surroundings, yet is clearly visible in emergency situations when there is an electrical power outage. Unlike battery-powered path marking systems, no replacement, maintenance or systematic checking of the batteries is required for systems using the Company's technology.

      Applications for this new technology include exit and directional signs (both overhead and floor level), and linear path marking systems which do not consume electrical energy and which require conspicuous words or symbols with inconspicuous backgrounds that are aesthetically appealing in any architectural space.

      On June 9, 2003 Kimberly Landry and Douglas Sinclair filed a provisional patent application for the path marking system with the U.S. Patent and Trademark Office. The provisional patent application and technology for the path marking system were assigned to Inject a Light by Ms. Landry and Mr. Sinclair on June 26, 2003. As of December 31, 2003 the provisional patent application was pending.

Light Cover

    In June 2003 Inject a Light Corporation agreed to assign to the Company the rights to a provisional patent application and proprietary technology which relate to a photoluminescent light cover. In consideration for the assignment of these rights, the Company agreed to issue 500,000 shares of its common stock to Inject a Light.

    The light cover fits over an electric lamp so that radiant energy from the electrical lamp is stored in the light cover during normal operation of the lamp. As a result, the light cover is able to generate light for an extended period after the electric lamp is extinguished. The light cover is nearly transparent and is extruded or injection molded from clear thermoplastic materials containing the Company's proprietary Lunaplast photoluminescent material. The light cover can be designed to fit almost any fluorescent, incandescent, or metal halide lamp.

    Building codes and regulations for ships, vehicles, passenger transportation systems, mines and other spaces require that exit routes be lighted continuously during occupation to permit safe egress at all times. Backup power sources such as batteries and petroleum-fueled generators are usually employed to ensure these requirements are met when normal power to the lighting fails. However, traditional backup power systems do not necessarily ensure that occupants will be able to locate the exit routes after normal power is interrupted. For example, fire can damage a centrally located power source, related distribution and transfer systems, and fuel storage. Batteries can fail as they expire over a period of time. In addition, emergency lighting systems are expensive to purchase, install and to maintain. When emergency lighting systems fail, evacuation can be impaired which can lead to panic, physical and psychological injury and loss of life.

      Applications for this new technology include emergency lighting systems (both overhead and floor level), as well as general and supplemental lighting systems. Unlike battery-powered emergency lighting systems, the light cover does not require replacement, maintenance or systematic checking of batteries.

      The provisional patent application and technology for the light cover were assigned to Inject a Light by Kimberly Landry on June 26, 2003. On November 25, 2003 the Company filed a patent application for the light cover with the U.S. Patent and Trademark Office. As of December 31, 2003 the patent application was pending.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Labonte & Co., independent certified public accountants, to audit the books and records of the Company for the fiscal year ending December 31, 2003. Labonte & Co. served as the Company's independent public accountants for the fiscal year ended December 31, 2002. A representative of Labonte & Co. is not expected to be present at the shareholders' meeting.

      The following table sets forth the aggregate fees billed to the Company for the year ended December 31, 2002 by LaBonte & Co., LLP, the Company's independent auditors:

Audit Fees                             $ 12,954
Audit-Related Fees                            -
Financial Information Systems                 -
Design and Implementation Fees                -
Tax Fees                                      -
All Other Fees                                -


    Audit fees represent amounts billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year. Before LaBonte & Co. was engaged by the Company to render audit services, the engagement was approved by the Company's Board of Directors.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

    The Company's Annual Report on Form 10-KSB for the year ending December 31, 2002 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.

                              SHAREHOLDER PROPOSALS

    Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following the Company's year ending December 31, 2003 must be received by the Secretary of the Company no later than _______, 2004.

                                     GENERAL

    The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense. The Company's annual report, including financial statements for the 2002 fiscal year, is included in this mailing.

    The Company's Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

    Please complete, sign and return the enclosed proxy promptly. No postage is required if mailed in the United States.

                                                                         PROXY

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
           This Proxy is solicited by the Company's Board of Directors

The undersigned stockholder of the Company, acknowledges receipt of the Notice of the Annual Meeting of Stockholders, to be held _______, 2004, 10:00 A.M. local time, at 61A Fawcett Road, Coquitlam, British Columbia, Canada and hereby appoints ______________or ______________with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

(1) To elect the directors who shall constitute the Company's Board of Directors for the ensuing year.
      __  FOR all nominees listed below (except as marked to the contrary below)
      __  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)
 Nominees:    Kimberly Landry         Robert Humber           Brian Fiddler

(2) To approve the issuance of 1,250,000 hares of common stock to Inject a Light Corporation in consideration for the assignment of patent rights and
     related technology to the Company.   ___ FOR   ___ AGAINST   ___ ABSTAIN

(3) To ratify the appointment of Labonte & Co. as the Company's independent accountants for the fiscal year ending December 31, 2003.

                         ___ FOR   ___ AGAINST   ___ ABSTAIN

    To transact such other business as may properly come before the meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1, 2 AND 3.

                                        Dated this ___ day of ________, 2004.


                                        _________________________________
                                                (Signature)

                                        _________________________________
                                                (Signature)


Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.